EXHIBIT A


CROSSMANN COMMUNITIES, INC. AUTHORIZES SHARE REPURCHASE PROGRAM

Indianapolis, Indiana (October 7, 1999) -- Crossmann Communities, Inc. (NASDAQ:CROS) announced today that the Board of Directors of the Company has authorized the purchase of up to 15% of the outstanding Common Shares of the Company in open market or privately negotiated transactions in compliance with Rule 10b-18. Purchases may be made from time to time through April 30, 2001, and the number of Common Shares purchased, if any, will be dependent upon market conditions.

John B. Scheumann, Chief Executive Officer of Crossmann Communities, Inc., said:
"We believe that our shares represent an excellent investment for the Company at this time. We have resources that can be applied to the repurchase of the shares without adversely affecting our other business objectives and we view this repurchase program as an investment in our future." As of October 6th, the Company had 11,602,385 Common Shares outstanding.

Crossmann Communities, Inc. is based in Indianapolis, Indiana and is a builder of single family homes in the Midwest and Southeast.

For further information contact:
Jennifer A. Holihen, CFO
(317) 843-9514